Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 12, 2019, is made and entered into by and among Altus Midstream Company, a Delaware corporation (the “Corporation”), and the undersigned Persons listed under Holder on the signature page hereto (each, a “Holder”).

RECITALS

WHEREAS, the Corporation, Altus Midstream LP, a Delaware limited partnership (the “Partnership”), and the Holders have entered into that certain Preferred Unit Purchase Agreement (the “Purchase Agreement”), dated as of May 8, 2019, pursuant to which the Holders purchased from the Partnership, and the Partnership issued to the Purchasers, as defined therein (the “Preferred Offering”), limited partner interests of a new series designated as “Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”);

WHEREAS, in accordance with the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the date hereof (the “Partnership Agreement”), the Holders are entitled, under certain circumstances, to cause the Partnership to exchange all or a portion of their Series A Preferred Units for shares of the Corporation’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”);

WHEREAS, the Corporation and the Holders desire to provide the Holders certain registration rights with respect to certain securities of the Corporation, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adoption Agreement” has the meaning set forth in Section 5.2.3.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Corporation, after consultation with counsel to the Corporation, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Corporation has a bona fide business purpose for not making such information public.

“Affiliate” (and, with correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified. Notwithstanding the foregoing, solely for purposes of this Agreement, the Corporation, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates.

“Agreement” has the meaning set forth in the Preamble.

“Blackout Period” has the meaning set forth in Section 3.4.2.

“Board” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which national banking associations located in Houston, Texas are closed.

“Class A Common Stock” has the meaning set forth in the Recitals hereto.

“Commission” means the Securities and Exchange Commission.

“Control” (including with correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Corporation” has the meaning set forth in the Preamble.

“Demand Registration” has the meaning set forth in Section 2.1.1.

“Demanding Holder” means, as applicable, the Holders making a written demand for the Registration of Registrable Securities pursuant to Section 2.1.1.

“Effectiveness Period” has the meaning set forth in Section 2.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of November 9, 2018, by and among the Corporation, Kayne Anderson Sponsor, LLC, Apache Midstream LLC and the other holders party thereto (together with any joinder thereto from time to time by any successor or assign to any party to such Agreement).

“Form S-1” has the meaning set forth in Section 2.1.3.

“Form S-3” has the meaning set forth in Section 2.1.3.

“Governmental Entity” means any legislature, court, tribunal, authority, agency, commission, division, board, bureau, branch, official, or other instrumentality of the United States, or any domestic state, county, city, or other political subdivision, governmental department, or similar governing entity, and including any governmental body exercising similar powers of authority and jurisdiction, in each case with jurisdiction over the Parties or their respective businesses.

“Holder” has the meaning set forth in the Recitals hereto.

“Law” means any applicable constitutional provision, statute, act, code (including the United States Internal Revenue Code of 1986 and any successor statute, as amended from time to time), law, regulation, rule, order, or decree of a Governmental Entity.

“Liquidated Damages” has the meaning set forth in Section 2.1.4.

“Liquidated Damages Multiplier” has the meaning set forth in Section 2.1.4.

“Market Value” means (i) if the Class A Common Stock is listed or admitted to trading on any securities exchange or over-the-counter market, the closing price of the Class A Common Stock, regular way, on such exchange or market on the most recent trading day, or (ii) if the Class A Common Stock is not listed or admitted to trading on any securities exchange or over-the-counter market, the market value of the Class A Common Stock as determined by the board of directors of the Corporation acting in good faith.

“Maximum Number of Securities” has the meaning set forth in Section 2.1.5.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Partnership Agreement” has the meaning set forth in the Recitals hereto.

“Permitted Transferee” means a Person to whom Series A Preferred Units were transferred in compliance with the Partnership Agreement (including Section 10.02 thereof); provided that such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to Section 5.2.3, including the execution of the Adoption Agreement to the Corporation’s sole satisfaction.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 2.2.1.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” means the shares of Class A Common Stock issued upon the exchange of Series A Preferred Units owned by any Holder in accordance with the terms of the Partnership Agreement; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the resale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such Registration Statement; (B) such securities shall have been otherwise Transferred, new certificates for such securities not bearing a legend restricting further Transfer shall have been delivered by the Corporation and subsequent public distribution of such securities shall not require Registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without Registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Deadline” has the meaning set forth in Section 2.1.3.

“Registration Expenses” means all expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Class A Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Corporation;

(E) reasonable fees and disbursements of all independent registered public accountants of the Corporation incurred specifically in connection with such Registration (including the expenses of any special audit and “comfort letters” required by or incident to such performance); and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” has the meaning set forth in Section 2.1.1.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf Registration Statement” has the meaning set forth in Section 2.1.3.

“Suspension Period” has the meaning set forth in Section 3.4.1.

“Transfer” (and, with a correlative meaning, “Transferring”) means, with respect to any Registrable Securities, (i) when used as a verb, to sell, transfer, assign, exchange, pledge, encumber, or otherwise dispose of such Registrable Securities or any participation or interest therein (whether directly or indirectly whether with or without consideration, and whether voluntarily or involuntarily or by operation of Law) or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, transfer, assignment, exchange, pledge, encumbrance, or other disposition of such Registrable Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means an offering in which securities of the Corporation are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of Section 2.1.5 hereof, the Holders of Registrable Securities having an aggregate Market Value of at least One Hundred Million dollars ($100,000,000) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount of Registrable Securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Corporation shall, within ten (10) days of the Corporation’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Corporation, in writing, within five (5) days after the receipt by the Holder of the notice from the Corporation. Upon receipt by the Corporation of any such written notification from a Requesting Holder(s) to the Corporation, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Corporation shall effect, as soon thereafter as practicable, but not more than forty-five (45) days immediately after the Corporation’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Notwithstanding the forgoing, the Holders may make no more than two (2) Demand Registrations in any 365-day period and no more than four (4) Demand Registrations during the term of this Agreement.

2.1.2 Underwritten Offering. Subject to the provisions of Section 2.1.5 and Section 2.1.6 hereof, if a majority-in-interest of the Demanding Holders so advise the Corporation as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1.2 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration, which Underwriter(s) must be reasonably satisfactory to the Corporation. If the Demanding Holders are not able to obtain the commitment of an Underwriter to firmly underwrite the Underwritten Offering pursuant to this Section 2.1.2, such Demanding Holders shall withdraw the Demand Registration in accordance with Section 2.1.6 or convert such Demand Registration into a Demand Registration not involving an Underwriter in accordance with Section 2.1.1.

2.1.3 Shelf Registration. The Corporation shall file a Registration Statement (the “Shelf Registration Statement”) under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.1.3 and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective no later than the seventh (7th) anniversary of the funding and closing of the Preferred Offering (the “Registration Deadline”); provided, that the Corporation shall not be obligated to file such Shelf Registration Statement earlier than the sixth (6th) anniversary of the funding and closing of the Preferred Offering. Notwithstanding the foregoing, if prior to the Registration Deadline, the Corporation takes any of the actions described in the definition of Series A Restricted Action in the Partnership Agreement, the Corporation shall file such Shelf Registration Statement no later than the thirtieth (30th) day following the first Optional Exchange (as defined in the Partnership Agreement) following such Series A Restricted Action (the “Restricted Action Registration Deadline”) and shall use its commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective as soon thereafter as commercially reasonably practicable. The Registration Statement filed with the Commission pursuant to this Section 2.1.3 shall be on Form S-3 or similar short form registration statement that may be available at such time (“Form S-3”), or, if Form S-3 is not then available to the Corporation, on Form S-1 (“Form S-1”) or on such other form of registration statement as is then available to effect a Registration for resale of the Registrable Securities; provided, however, that if the Corporation has filed the Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form, the Corporation shall (i) file a post-effective amendment to the Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any equivalent or successor form or (ii) withdraw the Registration Statement on Form S-1 and file a subsequent Registration Statement on Form S-3 or any equivalent or successor form, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2.1.3 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Corporation shall use its commercially reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.1.3 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement pursuant to Section 5.7 (the “Effectiveness Period”). As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1.3, but in any event within three (3) Business Days of such date, the Corporation shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 2.1.3 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain a Misstatement (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.4 Liquidated Damages. If (i) the Corporation fails to meet the timeline for a Demand Registration or an Underwritten Offering as specified in Section 2.1.1 (provided, that such timeline shall be tolled during any deferral period pursuant to Section 2.1 and any Blackout Period pursuant to Section 3.4.2), (ii) the Corporation extends a Blackout Period in violation of Section 3.4.2 hereof, (iii) the Shelf Registration Statement required by Section 2.1.3 does not become or is not declared effective by the Registration Deadline or is not filed by the Restricted Action Registration Deadline, if applicable, or (iv) the Shelf Registration Statement is declared effective but (A) the Shelf Registration Statement shall thereafter be withdrawn by the Corporation or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Shelf Registration Statement (except as specifically permitted pursuant to Section 3.4) without being succeeded by an additional Shelf Registration Statement filed and declared effective within fifteen (15) Business Days, (B) the use of any Prospectus that is a part of the Shelf Registration Statement is suspended pursuant to Section 3.4 in excess of the number of days permitted thereby or (C) except as addressed by the foregoing clauses (A) and (B) or except as expressly permitted by Section 3.4, the Shelf Registration Statement fails to be available for the resale by the Holders of all the Registrable Securities required to be included therein during the Effectiveness Period (each such event referred to in clauses (i), (ii), (iii), and (iv), a “Registration Default”), then each Holder shall be entitled to a payment (with respect to each of the Holders’ pro rata share of Registrable Securities as liquidated damages and not as a penalty), (x) for the first ninety (90) days following the occurrence of such Registration Default, an amount equal to 0.25% of the aggregate Market Value of the then-outstanding Registrable Securities on the ninetieth (90th) day of such period (the “Liquidated Damages Multiplier”), which shall accrue daily, and (y) for each non-overlapping 90-day period beginning on the ninety first (91st) day thereafter, an amount equal to the amount set forth in clause (x) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent ninety (90) days (i.e., 0.50% for 91-180 days, 0.75% for 181-270 days,

1.00% for 271-360 days, etc.), which shall accrue daily, up to a maximum amount equal to 2.50% of the Liquidated Damages Multiplier per non-overlapping 90-day period (the “Liquidated Damages”), until such time as such Registration Default is cured or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within fifteen (15) Business Days after the end of each such 90-day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than ninety (90) days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder. The Corporation may request a waiver of all or any portion of the Liquidated Damages, which may be granted by the consent of the Holders of at least sixty-seven percent (67%) of the then-outstanding number of Registrable Securities, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Demand Registration, in good faith, advises the Corporation, the Demanding Holders, and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Class A Common Stock or other equity securities that the Corporation desires to sell, and the Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Corporation shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and Requesting Holders (if any) (if such amount exceeds the Maximum Number of Securities, pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Class A Common Stock or other equity securities that the Corporation desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Class A Common Stock or other equity securities of other Persons that the Corporation is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Demand Registration Withdrawal. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or any portion of its Registrable Securities included in a Demand Registration for any or no reason whatsoever upon written notification to the Corporation and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time prior to (x) in the case of a Demand Registration not involving any Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Demand

Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration, the Corporation shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable; provided, further, that a withdrawn Demand Registration shall not decrease the number of Demand Registrations the Demanding Holder shall have the right and option to request under this Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Corporation shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If at any time the Corporation proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Corporation (or by the Corporation and by the stockholders of the Corporation including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Corporation’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Corporation, (iv) for a dividend reinvestment plan, or (v) on Form S-4, then the Corporation shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Corporation shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Corporation included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Corporation.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Corporation and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Class A Common Stock that the Corporation desires to sell, taken together with (i) the Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable

Securities as to which Registration has been requested pursuant Section 2.1.2 hereof, and (iii) the Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Corporation, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Corporation’s account, the Corporation shall include in any such Registration (A) first, the Class A Common Stock or other equity securities that the Corporation desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Class A Common Stock of holders exercising rights to register securities under the Existing Registration Rights Agreement, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.1.2 hereof (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Piggyback Registration), which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), and (C), the Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Corporation, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Corporation shall include in any such Registration (A) first, the Class A Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.1.2 (pro rata based on the number of Registrable Securities that each Holder has requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Piggyback Registration), which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Common Stock or other equity securities that the Corporation desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Class A Common Stock or other equity securities for the account of other Persons that the Corporation is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities included in a Piggyback Registration for any or no reason whatsoever upon written notification to the Corporation and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to (x) in the case of a Piggyback Registration not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Piggyback Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering. The Corporation (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Corporation shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Opt-Out Notice. Any Holder of Registrable Securities may deliver written notice (an “Opt-Out Notice”) to the Corporation requesting that such Holder of Registrable Securities not receive from the Corporation any Piggyback Registration Notice; provided, however, that such Holder of Registrable Securities may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder of Registrable Securities (unless subsequently revoked), the Corporation shall not deliver any notice to such Holder of Registrable Securities pursuant to this Section 2.2.

2.3 Restrictions on Registration Rights. If in the good faith judgment of the majority of the Board, any Registration pursuant to this Agreement would be seriously detrimental to the Corporation and the majority of the Board concludes as a result that it is essential to defer the filing or effectiveness of the applicable Registration Statement at such time, then the Corporation shall furnish to such Holders written notice that it is essential to defer the filing or effectiveness of such Registration Statement. In such event, the Corporation shall have the right to defer such filing or effectiveness for a period of not more than ninety (90) days; provided, that back-to-back deferrals pursuant to this Section 2.3 are not permitted.

ARTICLE III

CORPORATION PROCEDURES

3.1 General Procedures. If the Corporation is required to effect the Registration of Registrable Securities, the Corporation shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Corporation shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement pursuant to Section 5.7;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Corporation or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and one legal counsel to such Holders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the one legal counsel for such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Corporation and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Corporation are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or one counsel on behalf of such sellers;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Corporation, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Corporation’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated as of such date, of counsel representing the Corporation for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form on terms agreed to by the Corporation, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering the period of at least twelve (12) months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of Fifty Million dollars ($50,000,000), cause the senior executive officers of the Corporation to participate in customary “road show” presentations that may be reasonably requested by the managing Underwriter or Underwriters in any such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Corporation. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Corporation unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Corporation and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure.

3.4.1 Upon receipt of written notice from the Corporation that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Corporation hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Corporation that the use of the Prospectus may be resumed (any such period, a “Suspension Period”).

3.4.2 If the filing, initial effectiveness or continued use of (including in connection with any Underwritten Offering) a Registration Statement in respect of any Registration at any time would require the Corporation to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Corporation for reasons beyond the Corporation’s control, then the Corporation may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of (including in connection with any Underwritten Offering), such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Corporation to be necessary for such purpose (any such period, a “Blackout Period”); provided, that back-to-back delays or suspensions pursuant to this Section 3.4.2 are not permitted. In the event the Corporation exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.

3.4.3 The Corporation shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. Notwithstanding anything to the contrary in this Section 3.4, in no event shall any Blackout Periods and any Suspension Periods continue for more than sixty (60) days in the aggregate during any 180-day period or ninety (90) days in the aggregate during any 365-day period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Corporation, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Corporation after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied by the Corporation’s filing of such reports on the Commission’s EDGAR system). The Corporation further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock held by such Holder without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Corporation shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Corporation agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors, and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such Holder expressly for use therein. The Corporation shall indemnify the Underwriters, their officers and directors, and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Corporation, its directors and officers and agents, and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors, and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Corporation.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the Transfer of securities. The Corporation and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Corporation’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information, and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges, or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Corporation, to: 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056 or by facsimile at (713) 296-6459, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Corporation’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Corporation hereunder may not be assigned or delegated by the Corporation in whole or in part.

5.2.2 No Holder may assign or delegate such Holder’s rights, duties, or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Registrable Securities by such Holder to a Permitted Transferee.

5.2.3 Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise, except that each Holder may assign rights hereunder to any Permitted Transferee of such Holder. Any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Corporation an agreement (the “Adoption Agreement”) to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Holder”.

5.2.4 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.5 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.6 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Corporation unless and until the Corporation shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) an executed Adoption Agreement. Any Transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. (I) THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED PURSUANT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE.

5.5 Amendments and Modifications. Upon the written consent of the Corporation and the Holders of at least sixty-seven percent (67%) of the outstanding number of Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Corporation, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the

Holder so affected. No course of dealing between any Holder or the Corporation and any other party hereto or any failure or delay on the part of a Holder or the Corporation in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Corporation. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. Other than pursuant to the terms of the Existing Registration Rights Agreement, the Corporation represents and warrants that it has not granted, and is not subject to, any registration rights that are superior to, or that in any way subordinate, the rights granted to the Holders hereby. The Corporation shall not, prior to the termination of this Agreement, grant any registration rights that are superior to, or in any way subordinate, the rights granted to the Holders hereby, including any registration or other right that is directly or indirectly intended to violate or subordinate the rights granted to the Holders hereby.

5.7 Term. The provisions of this Agreement shall terminate with respect to any Holder and be of no further force or effect when all Registrable Securities held by such Holder no longer constitute Registrable Securities; provided, that the provisions of Article IV shall survive for any sales of Registrable Securities prior to such date.

5.8 Holder Action. Whenever the Holders are entitled to act or refrain from acting, the Holders shall do so by the determination of a majority-in-interest of the then-outstanding number of Registrable Securities held by the Holders.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

ALTUS MIDSTREAM COMPANY, a Delaware corporation

By:	/s/ Ben C. Rodgers
Name: Ben C. Rodgers
Title: Chief Financial Officer and Treasurer

MTP ENERGY MASTER FUND LLC

By:	MTP Energy Management LLC, its manager
By:	Magnetar Financial LLC, its sole member

By:	/s/ Diana Fitzgerald
Name:	Diana Fitzgerald
Title:	Deputy Chief Financial Officer

MTP ENERGY OPPORTUNITIES FUND II LLC

By:	MTP Energy Management LLC, its managing member
By:	Magnetar Financial LLC, its sole member

By:	/s/ Diana Fitzgerald
Name:	Diana Fitzgerald
Title:	Deputy Chief Financial Officer

BSOF SNOWBIRD (M) 2 L.P.

By:	Magnetar Financial LLC, its investment advisor

By:	/s/ Diana Fitzgerald
Name:	Diana Fitzgerald
Title:	Deputy Chief Financial Officer

CALTM HOLDINGS, LLC

By:	/s/ David Albert
Name:	David Albert
Title:	Managing Director

FS POWER INVESTMENTS, LLC

By:	FS Energy and Power Fund, its sole member
By:	FS/EIG Advisor, LLC, its investment adviser

By:	/s/ Matthew Hartman
Name:	Matthew Hartman
Title:	Authorized Person

By:	/s/ Austin Pearson
Name:	Austin Pearson
Title:	Authorized Person

ATCF SPV, L.P.

By: Apollo Tower Credit Advisors (DC), L.P., its general partner

By: Apollo Tower Credit Advisors (DC-GP), LLC, its general partner

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President

APOLLO TACTICAL VALUE SPN INVESTMENTS, L.P.

By: Apollo Tactical Value SPN Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President

APOLLO CENTRE STREET PARTNERSHIP, L.P.

By: Apollo Centre Street Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President

APOLLO MOULTRIE CREDIT FUND, L.P.

By: Apollo Moultrie Credit Fund Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President

TORTOISE ENERGY INFRASTRUCTURE CORP.

By:	TORTOISE CAPITAL ADVISORS, L.L.C., as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

TORTOISE MIDSTREAM ENERGY FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C., as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

TORTOISE PIPELINE & ENERGY FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C., as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C., as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

TORTOISE ESSENTIAL ASSETS INCOME TERM FUND

By: TORTOISE CAPITAL ADVISORS, L.L.C., as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

TORTOISE DIRECT OPPORTUNITIES FUND II, LP

By: TORTOISE DIRECT OPPORTUNITIES GP II LLC, its General Partner

By:	/s/ Kyle Krueger
Name:	Kyle Krueger
Title:	Director

YAUPON FUND LP

By: Yaupon Capital GP LLC, its general partner

By:	/s/ Steve Pattyn
Name:	Steve Pattyn
Title:	Managing Member

STATE OF UTAH, SCHOOL AND INSTITUTIONAL TRUST FUNDS OFFICE

By:	/s/ Ryan Kulig
Name:	Ryan Kulig
Title:	Administrative Analyst